UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2006

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of a New Director

The following information is furnished pursuant to Item 5.02, “Election of a New Director.”

On August 2, 2006, Murphy Oil Corporation issued a press release announcing the election of Mr. James V. Kelley to its Board of Directors. Mr. Kelley has been appointed to the Audit Committee of the Board. The full text of this press release is attached hereto as Exhibit 99.1.

Item 5.03. Amendment to the Company’s By-Laws

The following information is furnished pursuant to Item 5.03, “Amendment to the Company’s By-Laws.”

On August 2, 2006, the Company amended its By-Laws whereby Section 2 of Article III was amended to increase the number of directors from ten to eleven.

Item 8.01. Other Events of Importance to Security Holders

The following information is furnished pursuant to Item 8.01, “Other Events of Importance to Security Holders.”

On August 2, 2006, Murphy Oil Corporation issued a press release announcing a 33.3% dividend increase to $.60 per outstanding share on an annualized basis. The full text of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	A news release dated August 2, 2006 announcing the election of Mr. James V. Kelley to its Board of Directors and a dividend increase on its common stock is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart Controller

Date: August 2, 2006

Exhibit Index

99.1	Press release dated August 2, 2006, as issued by Murphy Oil Corporation.